EXHIBIT 99.1

AMENDMENT TO THE
FNB FINANCIAL SERVICES CORPORATION EMPLOYEES
PENSION PLAN

This Amendment, made and executed on the 28th day of June, 2007, by FNB Financial Services Corporation (“Employer”);

WITNESSETH

WHEREAS, the Employer sponsors the FNB Financial Services Corporation Employees Pension Plan (the “Plan”); and

WHEREAS, the Employer has determined that the Plan should be amended to freeze participation and benefit accruals in the Plan effective as of July 15, 2007.

NOW, THERFORE, the Plan shall be amended as follows:

1.1           Adoption and Effective Date of Amendment.   The provisions of this Amendment will be effective as of July 15, 2007.

1.2           Freezing of Participation.  No new Participants will enter the Plan after July 15, 2007.

1.3           Partial Freezing of Accrued Benefits.  The Accrued Benefit of each Participant in the Plan shall be frozen effective as of July 15, 2007 and there shall be no additional accruals of benefits after July 15, 2007 for any Participant unless the Participant is a member of the Grandfathered Group (as defined herein).  For purposes of this Amendment and the Plan, all active Participants who, as of July 15, 2007, have attained age 55 and have been credited with ten (10) or more Years of Benefit Service shall constitute the “Grandfathered Group.”  Members of the Grandfathered Group shall continue benefit accruals under the current provisions of the Plan.

FNB FINANCIAL SERVICES CORPORATION

By:
Name:
Title:

Witness